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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated September 13, 2008 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Force Protection, Inc. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Force Protection, Inc. on Forms S-8 (File No. 333-110341, effective November 7, 2003, File No. 333-82534, effective February 11, 2002, File No. 333-60603, effective August 4, 1998, File No. 333-137872, effective October 6, 2006, File No. 333-139977, effective January 12, 2007, and File No. 333-143495, effective June 4, 2007).

/s/ GRANT THORNTON LLP
Columbia, SC
September 13, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM